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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [X] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           USLIFE INCOME FUND, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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[USLIFE INCOME FUND INC. LETTERHEAD]

                                                               November 29, 1999

Dear USLIFE Income Fund Shareholder:

     The December 3 Annual Meeting of Shareholders is now only a few days away and, according to our records, we have not yet received your BLUE proxy card. As you know, a dissident shareholder, the Ernest Horejsi Trust No. 1B, and one of its beneficiaries, Stewart R. Horejsi, have initiated a proxy contest in an effort to elect four people designated by them to your Fund's Board of Directors. The dissident Horejsi group also is seeking to alter your Fund's long standing investment policy.

     As a result, your vote this year is extremely important.

     In order to give you every opportunity to vote your shares, we are enclosing a duplicate BLUE proxy card and a Federal Express envelope with instructions on how to arrange a free pickup and delivery of your BLUE proxy card to us. We also are enclosing, for your information and convenience, copies of two letters we previously sent to all of the Fund's shareholders which explain in detail why we believe it is important that you sign, date and return the enclosed BLUE proxy card without delay.

     As an alternative to returning your BLUE proxy card by Federal Express, you also can return your BLUE proxy card by fax. If you have a fax machine available, you can vote your shares by faxing both sides of your BLUE proxy card to the firm which is assisting us in the solicitation of proxies, Georgeson Shareholder Communications Inc. The fax number is (212) 440-9009.

     If you have any questions or need assistance in voting your shares, either by Federal Express or by fax, please call Georgeson Shareholder Communications, toll free, at 1 (800) 223-2064.

     Again, we thank you for your patience and your support.

                                          Sincerely,

                                          /s/ ALICE T. KANE

                                          Alice T. Kane
                                          President